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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Summary Mercator Selected Historical Financial Data," "Mercator Selected Historical Financial Data" and "Experts" and to the use of our report dated February 14, 1997, with respect to the financial statements of Mercator Genetics, Inc. (a development stage company) included in the Information Statement of Mercator Genetics, Inc. and in the Prospectus of Progenitor, Inc. that are made a part of Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-23389) of Progenitor, Inc.


                                          /s/ ERNST & YOUNG LLP

Palo Alto, California


August 4, 1997